                                                                  EXECUTION COPY

                              RITE AID CORPORATION

                           9.25% Senior Notes due 2013

                               -------------------

                                    INDENTURE

                            Dated as of May 20, 2003

                               -------------------

                           BNY Midwest Trust Company,

                                     Trustee

                                TABLE OF CONTENTS

                                                                                                      Page
                                    ARTICLE I

                   Definitions and Incorporation by Reference

                                   ARTICLE II

                                 The Securities

                                   ARTICLE III

                                   Redemption

                                   ARTICLE IV

                                    Covenants

                                    ARTICLE V

                                Successor Company

   SECTION 5.01. When Company May Merge or Transfer Assets..............................................54

                                   ARTICLE VI

                              Defaults and Remedies

                                   ARTICLE VII

                                     Trustee

                                                         Table of Contents, p. 2

   SECTION 7.10. Eligibility; Disqualification..........................................................64
   SECTION 7.11. Preferential Collection of Claims Against Company......................................65

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                                   ARTICLE IX

                                   Amendments

                                    ARTICLE X

                                  Miscellaneous

   SECTION 10.01. Trust Indenture Act Controls..........................................................71
   SECTION 10.02. Notices  71

                                                         Table of Contents, p. 3

Appendix A          -   Provisions Relating to Initial Securities
                        and Exchange Securities
Exhibit 1 to
Appendix A          -   Form of Initial Security
Exhibit A           -   Form of Exchange Security
Exhibit B           -   Form of Transferee Letter of Representation

                              CROSS-REFERENCE TABLE

TIA                                                                 Indenture
Section                                                               Section

310   (a)(1).............................................................7.10
      (a)(2).............................................................7.10
      (a)(3).............................................................N.A.
      (a)(4).............................................................N.A.
      (b)...............................................................7.08;
      ...................................................................7.10
      (c)................................................................N.A.
311   (a)................................................................7.11
      (b)................................................................7.11
      (c)................................................................N.A.
312   (a)................................................................2.06
      (b)...............................................................10.03
      (c)...............................................................10.03
313   (a)................................................................7.06
      (b)(1).............................................................N.A.
      (b)(2).............................................................7.06
      (c)...............................................................7.06;
                                                                        10.02
      (d)................................................................7.06
314   (a)...............................................................4.02;
                                                                        10.02
      (b)................................................................N.A.
      (c)(1)............................................................10.04
      (c)(2)............................................................10.04
      (c)(3).............................................................N.A.
      (d)................................................................N.A.
      (e)...............................................................10.05
      (f)................................................................4.13
315   (a)................................................................7.01
      (b)...............................................................7.05;
                                                                        10.02
      (c)................................................................7.01
      (d)................................................................7.01
      (e)................................................................6.11
316   (a)
      (last sentence)...................................................10.06
      (a)(1)(A)..........................................................6.05
      (a)(1)(B)..........................................................6.04
      (a)(2).............................................................N.A.
      (b)................................................................6.07
317   (a)(1).............................................................6.08
      (a)(2).............................................................6.09
      (b)................................................................2.05
318   (a)...............................................................10.01
                           N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                    INDENTURE dated as of May 20, 2003, between
                           RITE AID CORPORATION, a Delaware corporation (the
                           "Company"), and BNY MIDWEST TRUST COMPANY, an
                           Illinois trust company, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other
party and for the equal and ratable benefit of the Holders of the Company's
9.25% Senior Notes due 2013, to be issued, from time to time, in one or more series as provided in this Indenture (the "Initial Securities") and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company's 9.25% Senior Notes due 2013 (the "Exchange Securities" and,
together with the Initial Securities, the "Securities"):

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Additional Assets" means:

                  (a) any Property (other than cash, cash equivalents and
         securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

                  (b) Capital Stock of a Person that becomes a Restricted
         Subsidiary as a result of the acquisition of such Capital Stock by the
         Company or another Restricted Subsidiary from any Person other than the
         Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

                  (b) any other Person who is a director or executive officer of:

                           (1) such specified Person;

                           (2) any Subsidiary of such specified Person; or

                           (3) any Person described in clause (a) above.

                  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or

                                                                               2

otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Sale" means any sale, lease, transfer, issuance or
other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (a) any shares of Capital Stock of a Restricted Subsidiary
         (other than directors' qualifying shares); or

                  (b) any other assets of the Company or any Restricted
         Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market
Value in excess of $10 million or (ii) for aggregate consideration in excess of
$10 million, other than, in the case of clause (a) or (b) above:

                           (1) any disposition by a Restricted Subsidiary to the
                  Company or by the Company or a Restricted Subsidiary to a
                  Wholly Owned Restricted Subsidiary;

                           (2) any disposition that constitutes a Permitted
                  Investment or Restricted Payment permitted by Section 4.04;

                           (3) any disposition effected in compliance with
                  Section 5.01(a);

                           (4) a sale of accounts receivable and related assets
                  of the type specified in the definition of "Qualified
                  Receivables Transaction" to a Receivables Entity;

                           (5) a transfer of accounts receivable and related
                  assets of the type specified in the definition of "Qualified
                  Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a
                  Qualified Receivables Transaction; or

                           (6) a sale by the Company or a Restricted Subsidiary
                  of Property by way of a Sale and Leaseback Transaction but
                  only if (A) such Property was owned by the Company or a
                  Restricted Subsidiary on the Issue Date, (B) the requirements of clause (a) of Section 4.10 are satisfied with respect to such Sale and Leaseback Transaction, (C) the requirements of clauses (a), (b) and (c) of the first paragraph of Section
                  4.06 are satisfied as though such Sale and Leaseback
                  Transaction constituted an Asset Sale and (D) the aggregate
                  Fair Market Value of such Property, when added to the Fair
                  Market Value of all other sales of Property pursuant to this clause (6) since the Issue Date, does not exceed $150 million.

                                                                               3

                  "Attributable Debt" in respect of a Sale and Leaseback
Transaction or Synthetic Lease means, at any date of determination:

                  (a) if such Sale and Leaseback Transaction is a Capital Lease
         Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

                  (b) in all other instances, the greater of:

                           (1) the Fair Market Value of the Property subject to
                  such Sale and Leaseback Transaction or Synthetic Lease; and

                           (2) the present value (discounted at the interest
                  rate borne by the Securities, compounded annually) of the
                  total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and
                  Leaseback Transaction or such Synthetic Lease (in each case including any period for which such lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (b) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the
Company or any duly authorized and constituted committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without

                                                                               4

payment of a penalty. For purposes of Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including
Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash
proceeds received by the Company from the issuance or sale (other than to a
Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock)
after the Issue Date, net of attorneys' fees, accountants' fees, underwriters'
or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Change of Control" means the occurrence of any of the
following events:

                  (a) if any "person" or "group" (as such terms are used in
         Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than one or more Permitted Holders), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock of the
         Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                           (1) the outstanding Voting Stock of the Company is
                  reclassified into or exchanged for other Voting Stock of the
                  Company or for Voting Stock of the surviving corporation; and

                                                                               5

                           (2) the holders of the Voting Stock of the Company
                  immediately prior to such transaction own, directly or
                  indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

                  (c) during any period of two consecutive years commencing
         after May 1, 2003, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved)
         cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Class A Cumulative Preferred Stock" means Rite Aid Lease
Management Company's Preferred Stock, par value $100.00 per share, designated as
Class A Cumulative.

                  "Class C Cumulative Preferred Stock" means the Rite Aid Risk
Management Corp.'s Preferred Stock, par value $1.00 per share, designated as
Class C Cumulative Participating Voting.

                  "Class D Cumulative Preferred Stock" means the Rite Aid Risk
Management Corp.'s Preferred Stock, par value $100.00 per share, designated as
Class D Cumulative Participating Voting.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Commodity Price Protection Agreement" means, in respect of a
Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such
Person against fluctuations in commodity prices.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Company" shall mean such successor Person and, for purposes of any provision contained herein and expressly required by the TIA, each other obligor on the indenture securities.

                                                                               6

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements have been filed with the Commission to

                  (b) Consolidated Interest Expense for such four fiscal
         quarters;

provided, however, that:

                           (1) if

                                    (A) since the beginning of such period the
                           Company or any Restricted Subsidiary has Incurred any
                           Debt that remains outstanding or Repaid any Debt; or

                                    (B) the transaction giving rise to the need
                           to calculate the Consolidated Interest Coverage Ratio
                           is an Incurrence or Repayment of Debt,

                  Consolidated Interest Expense for such period shall be
                  calculated after giving effect on a pro forma basis to such
                  Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                           (2) if

                                    (A) since the beginning of such period the
                           Company or any Restricted Subsidiary shall have made
                           any Asset Sale or an Investment (by merger or
                           otherwise) in any Restricted Subsidiary (or any
                           Person which becomes a Restricted Subsidiary) or an
                           acquisition of Property which constitutes all or
                           substantially all of an operating unit of a business;

                                    (B) the transaction giving rise to the need
                           to calculate the Consolidated Interest Coverage Ratio
                           is such an Asset Sale, Investment or acquisition; or

                                    (C) since the beginning of such period any
                           Person (that subsequently became a Restricted
                           Subsidiary or was merged with or into the Company or
                           any Restricted Subsidiary since the beginning of such
                           period) shall have made such an Asset Sale,
                           Investment or acquisition,

                                                                               7

                  EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have
Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted
Subsidiaries (excluding the non-cash interest expense related to (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

                  (a) interest expense attributable to Capital Lease
         Obligations;

                  (b) amortization of debt discount and debt issuance cost,
         including commitment fees;

                  (c) capitalized interest;

                  (d) non-cash interest expense other than expenses under
         clauses (x), (y) and (z) above;

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (f) net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

                  (g) Disqualified Stock Dividends;

                  (h) Preferred Stock Dividends;

                  (i) interest Incurred in connection with Investments in
         discontinued operations;

                                                                               8

                  (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted
         Subsidiary; and

                  (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the
         Company) in connection with Debt Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net
income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income (loss) of any Person (other than the
         Company) if such Person is not a Restricted Subsidiary, except that:

                           (1) subject to the exclusion contained in clause (d)
                  below, the Company's equity in the net income of any such
                  Person for such period shall be included in such Consolidated
                  Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted
                  Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted
                  Subsidiary, to the limitations contained in clause (c) below);
                  and

                           (2) the Company's equity in a net loss of any such
                  Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (b) for purposes of Section 4.04 only, any net income (loss)
         of any Person acquired by the Company or any of its consolidated
         Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income (loss) of any Restricted Subsidiary if such
         Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                           (1) subject to the exclusion contained in clause (d)
                  below, the Company's equity in the net income of any such
                  Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a
                  dividend or other distribution to another Restricted
                  Subsidiary, to the limitation contained in this clause); and

                           (2) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                                                                               9

                  (d) any gain or loss realized upon the sale or other
         disposition of any Property of the Company or any of its consolidated
         Subsidiaries (including pursuant to any Sale and Leaseback Transaction)
         that is not sold or otherwise disposed of in the ordinary course of business;

                  (e) any extraordinary gain or loss;

                  (f) the cumulative effect of a change in accounting
         principles;

                  (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

                  (h) store closing costs;

                  (i) non-cash charges or credits that relate to use of the
         last-in-first-out method of accounting for inventory; and

                  (j) loss on debt modifications.

Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the
Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted by Section 4.04 pursuant to clause (c)(4) thereof.

                  "corporation" means a corporation, association, company,
limited liability company, joint-stock company, partnership or business trust.

                  "Credit Facilities" means, with respect to the Company or any
Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), Synthetic Leases or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Debt" means, with respect to any Person on any date of
determination (without duplication):

                                                                              10

                  (a) the principal of and premium (if any) in respect of:

                           (1) debt of such Person for money borrowed; and

                           (2) debt evidenced by notes, debentures, bonds or
                  other similar instruments for the payment of which such Person is responsible or liable;

                  (b) all Capital Lease Obligations of such Person and all
         Attributable Debt in respect of Sale and Leaseback Transactions and
         Synthetic Leases entered into by such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a)
         through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any
         Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a)
         through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (g) all obligations of the type referred to in clauses (a)
         through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition,
         Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a
Hedging Obligation shall be equal to:

                                                                              11

                           (1) zero if such Hedging Obligation has been Incurred
                  pursuant to clause (g) or (h) of the second paragraph of
                  Section 4.03 or

                           (2) the notional amount of such Hedging Obligation if
                  not Incurred pursuant to such clauses.

                  "Debt Issuances" means, with respect to the Company or any
Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any
Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (b) is or may become redeemable or repurchaseable at the
         option of the holder thereof, in whole or in part; or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

                  "Disqualified Stock Dividends" means all dividends with
respect to Disqualified Stock of the Company held by Persons other than a Wholly
Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between
1 and 0) then applicable to the Company.

                  "EBITDA" means, for any period, an amount equal to, for the
Company and its consolidated Restricted Subsidiaries:

                  (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                           (1) the provision for taxes based on income or
                  profits or utilized in computing net loss;

                           (2) Consolidated Interest Expense and non-cash
                  interest expense related to litigation reserves, closed store liability reserves and self-

                                                                              12

                  insurance reserves, to the extent excluded from Consolidated
                  Interest Expense;

                           (3) depreciation;

                           (4) amortization of intangibles;

                           (5) non-cash impairment charges;

                           (6) non-cash losses relating to the Investment in
                  drugstore.com resulting from accounting for drugstore.com on the equity method of accounting, except to the extent such losses relate to Investments made after the Issue Date;

                           (7) charges relating to the investigations of the
                  Company pending on the Issue Date by the United States
                  Attorney and by the U.S. Department of Labor and amounts paid in satisfaction of any judgment, fine or settlement resulting therefrom; and

                           (8) any other non-cash items (other than any such
                  non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

                  (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the
Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

                  "8.125% Notes" means the Company's 8.125% Senior Secured Notes
Due 2010 issued under the indenture dated as of April 22, 2003, among the
Company, the Subsidiary Guarantors named therein and BNY Midwest Trust Company, as trustee, and outstanding on the Issue Date.

                  "11 1/4% Notes Issue Date" means June 27, 2001.

                  "Equipment Financing Transaction" means any arrangement
(together with any Refinancing thereof) with any Person pursuant to which the
Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

                                                                              13

                  "Equity Offering" means (i) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (ii) so long as the Company's common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Exchange Act, an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

                  "Event of Default" has the meaning set forth under Section
6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Expansion Capital Expenditure" means any capital expenditure incurred by the Company or any Restricted Subsidiary in developing, relocating, remodeling and refurbishing a warehouse, distribution center, store or other facility (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that the Board of Directors determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided:

                  (a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of the Company; or

                  (b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors and evidenced by a
         Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "GAAP" means United States generally accepted accounting
principles as in effect on the Issue Date, including those set forth:

                  (a) in the opinions and pronouncements of the Accounting
         Principles Board of the American Institute of Certified Public
         Accountants;

                  (b) in the statements and pronouncements of the Financial
         Accounting Standards Board;

                  (c) in such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                                                                              14

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (b) entered into for the purpose of assuring in any other
         manner the obligee against loss in respect thereof (in whole or in part);

         provided, however, that the term "Guarantee" shall not include:

                           (1) endorsements for collection or deposit in the
                  ordinary course of business; or

                           (2) a contractual commitment by one Person to invest
                  in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b)
                  of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term
"Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange
Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" means the Person in whose name a Security is
registered in the Security Register.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and
"Incurrence" and "Incurred" shall have meanings correlative to the foregoing);
provided, however, that a change in GAAP that results in an obligation of such
Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                                                                              15

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.
For purposes of Sections 4.04 and 4.11 and the definition of "Restricted
Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less

                  (b) the portion (proportionate to the Company's equity
         interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Issue Date" means the date on which the Original Securities are initially issued.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security

                                                                              16

agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback
Transaction).

                  "Moody's" means Moody's Investors Service, Inc. or any
successor to the rating agency business thereof.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

                  (b) all payments made on any Debt that is secured by any
         Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

                  (d) the deduction of appropriate amounts provided by the
         seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

                  "9 1/2% Notes" means the Company's 9 1/2% Senior Secured Notes
Due 2011 issued under the indenture dated as of February 12, 2003, among the
Company, the Subsidiary Guarantors named therein and BNY Midwest Trust Company, as trustee, and outstanding on the Issue Date.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

                  "Officers' Certificate" means a certificate signed by two
Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the
Trustee.

                                                                              17

                  "Opinion of Counsel" means a written opinion from legal
counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holder" means Leonard Green & Partners L.P. or any of its Affiliates.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (a)(i) the Company, (ii) any Restricted Subsidiary or (iii)
         any Person that will, upon the making of such Investment, become a
         Restricted Subsidiary;

                  (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted
         Subsidiary;

                  (c) cash and Temporary Cash Investments;

                  (d) receivables owing to the Company or a Restricted
         Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
         provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans and advances to employees made in the ordinary
         course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million at any one time outstanding;

                  (g) stock, obligations or other securities received in
         settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an
         Asset Sale consummated in compliance with Section 4.06;

                  (i) Hedging Obligations permitted under clause (g), (h) or (i)
         of Section 4.03;

                  (j) any Person if the Investments are outstanding on the Issue
         Date and not otherwise described in clauses (a) through (i) above;

                                                                              18

                  (k) Investments in Unrestricted Subsidiaries or joint venture entities (including purchasing cooperatives) that do not exceed $10 million outstanding at any one time in the aggregate;

                  (l) other Investments that do not exceed $5 million
         outstanding at any one time in the aggregate;

                  (m) Investments in any entity, formed by the Company or a
         Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $5 million in any fiscal year; and

                  (n) any assets, Capital Stock or other securities to the
         extent acquired in exchange for shares of Capital Stock of the Company
         (other than Disqualified Stock).

                  "Permitted Liens" means:

                  (a) Liens to secure Debt permitted to be Incurred under clause
         (b), (c), (d), (l) or (p) of the second paragraph of Section 4.03;

                  (b) Liens to secure Debt permitted to be Incurred under clause
         (e), (q) or (r) of the second paragraph of Section 4.03; provided that
         (i) any such Lien may not extend to any Property of the Company or any
         Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

                  (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if
         the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the
         Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (e) Liens on the Property of the Company or any Restricted
         Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of
         Property in the operation of the business of the Company and the
         Restricted Subsidiaries taken as a whole;

                                                                              19

                  (f) Liens on Property at the time the Company or any
         Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any
         Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted
         Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                  (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other
         Restricted Subsidiary that is not a direct Subsidiary of such Person;
         provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted
         Subsidiary;

                  (h) pledges or deposits by the Company or any Restricted
         Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any
         Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (j) Liens arising out of judgments or awards against the
         Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of
         Default;

                  (k) leases or subleases of real property granted by the
         Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the
         Restricted Subsidiary;

                  (l) licenses of intellectual property in the ordinary course of business;

                  (m) Liens existing on the Issue Date not otherwise described in clauses (a) through (l) above;

                  (n) Liens on the Property of the Company or any Restricted
         Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (c) or (d) referred to therein), (b) (other than
         Liens securing Debt Incurred pursuant to clause (r) referred to therein), (f), (g), or (m) above; provided, however, that any

                                                                              20

         such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                           (1) the outstanding principal amount, or, if greater,
                  the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or
                  (m) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, incurred by the
                  Company or such Restricted Subsidiary in connection with such
                  Refinancing; and

                  (o) Liens not otherwise permitted by clauses (a) through (n)
         above encumbering assets that have an aggregate Fair Market Value not in excess of $2 million.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if
         Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (1) the aggregate principal amount (or if Incurred
                  with original issue discount, the aggregate accreted value)
                  then outstanding of the Debt being Refinanced; and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, related to such
                  Refinancing;

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

                  (c) the Stated Maturity of such Debt is no earlier than the
         Stated Maturity of the Debt being Refinanced; and

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that Refinances Debt of the Company, or (y) Debt of the Company
or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                                                                              21

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the
Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred
Stock.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities
Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this
Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Money Debt" means Debt Incurred to finance the
acquisition, development, construction or lease by the Company or a Restricted
Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the
Property being financed; provided, however, that such Debt is Incurred within 24 months after the completion of the acquisition, development construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "Qualified Consideration" means, with respect to any Asset
Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of Section 4.06), any one or more of (a) cash or cash equivalents, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 90 days of such Asset
Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) or quoted on the Nasdaq National Market and converted into cash (to the extent of the cash received) within 120 days of such
Asset Sale, (d) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the
Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property, provided that the aggregate Fair Market Value of all Property received since the Issue Date by the

                                                                              22

Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed $100 million.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its
Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

                  (a) a Receivables Entity (in the case of a transfer by the
         Company or any of its Subsidiaries); and

                  (b) any other Person (in the case of a transfer by a
         Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

                           (1) if the transaction involves a transfer of
                  accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have
                  determined in good faith that the Qualified Receivables
                  Transaction is economically fair and reasonable to the Company and the Receivables Entity;

                           (2) all sales of accounts receivable and related
                  assets to or by the Receivables Entity are made at Fair Market
                  Value; and

                           (3) the financing terms, covenants, termination
                  events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

                  "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs
Debt secured by a Lien on real property of the Company or any Restricted
Subsidiary and related personal property together with any Refinancings thereof.

                  "Receivables Entity" means a Wholly Owned Subsidiary of the
Company (or another Person formed for the purposes of engaging in a Qualified
Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights
(contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business,

                                                                              23

and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables
Entity and:

                  (a) no portion of the Debt or any other obligations
         (contingent or otherwise) of which:

                           (1) is Guaranteed by the Company or any Subsidiary of
                  the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard
                  Securitization Undertakings);

                           (2) is recourse to or obligates the Company or any
                  Subsidiary of the Company in any way other than pursuant to
                  Standard Securitization Undertakings; or

                           (3) subjects any property or asset of the Company or
                  any Subsidiary of the Company, directly or indirectly,
                  contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which neither the Company nor any Subsidiary of the
         Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

                  (c) to which neither the Company nor any Subsidiary of the
         Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization
         Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the
Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

                  "Refinance" means, in respect of any Debt, to refinance,
extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and
"Refinancing" shall have correlative meanings.

                  "Related Business" means any business that is related,
ancillary or complementary to the businesses of the Company and the Restricted
Subsidiaries on the Issue Date.

                  "Repay" means, in respect of any Debt, to repay, prepay,
repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment"
and "Repaid" shall have correlative meanings. For purposes of Section 4.06 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid

                                                                              24

only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash,
         securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary
         (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a
         Restricted Subsidiary (and, if such Restricted Subsidiary is not a
         Wholly Owned Restricted Subsidiary, to the other shareholders of such
         Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of
         Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or
         retirement for value of any Capital Stock of the Company or any
         Restricted Subsidiary (other than from the Company or a Restricted
         Subsidiary);

                  (c) the purchase, repurchase, redemption, acquisition or
         retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any
         Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (d) any Investment (other than Permitted Investments) in any
         Person; or

                  (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such
         Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair
         Market Value of the remaining interest, if any, in such former
         Restricted Subsidiary held by the Company and the other Restricted
         Subsidiaries.

Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) or (f) of the second paragraph of Section 4.08 will be considered a
Restricted Payment.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                                                                              25

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the
Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

                  "Securities Act" means the Securities Act of 1933.

                  "Senior Credit Facility" means the Senior Credit Agreement dated as of June 27, 2001 (as heretofore amended, modified or supplemented and as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the Banks as defined therein, Citicorp USA, Inc. as senior administrative agent, Citicorp USA, Inc. as senior collateral agent, and the Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance
Inc. as the syndication agents.

                  "Series D Preferred Stock" means the Company's Preferred
Stock, par value $1.00 per share, designated as Series D.

                  "Significant Subsidiary" means any Subsidiary that would be a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under
Regulation S-X promulgated by the Commission.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any
Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company
(whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other

                                                                              26

business entity of which a majority of the total voting power of the Voting
Stock is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person;

                  (b) such Person and one or more Subsidiaries of such Person;
         or

                  (c) one or more Subsidiaries of such Person.

                  "Synthetic Lease" means a lease which is treated as an
operating lease under GAAP but as ownership of the leased asset by the lessee for purposes of the Code.

                  "Synthetic Lease Documents" means the documents governing the
Synthetic Lease Facility, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Synthetic Lease Facility" means the Synthetic Lease entered into by Rite Aid Realty Corp. and guaranteed by the Company on June 27, 2001.

                  "Synthetic Lease Obligations" means all rent and supplemental rent, all fees and all other expenses or amounts payable by Rite Aid Realty
Corp. or the Company to any Synthetic Lease Parties under any Synthetic Lease
Document and all increases, renewals, extensions or Refinancings of the foregoing.

                  "Synthetic Lease Parties" means all parties to the Synthetic
Lease Documents from time to time other than the Company.

                  "Temporary Cash Investments" means any of the following:

                  (a) Investments in U.S. Government Obligations maturing within
         365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, certificates of
         deposit, money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a)
         entered into with:

                           (1) a bank meeting the qualifications described in
                  clause (b) above; or

                           (2) any primary government securities dealer
                  reporting to the Market Reports Division of the Federal
                  Reserve Bank of New York;

                                                                              27

                  (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to
         Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
         Act));

                  (e) direct obligations (or certificates representing an
         ownership interest in such obligations) of any state of the United
         States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                           (1) the long-term debt of such state is rated "A-3"
                  or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized
                  statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

                           (2) such obligations mature within 180 days of the
                  date of acquisition thereof; and

                  (f) money market funds at least 95% of the assets of which constitute Temporary Cash Equivalents of the kinds described in clauses
         (a) through (e) of this definition.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.03; provided, however, that in the event the Trust
Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Trustee" shall mean such successor Trustee.

                  "Trust Officer" means any officer within the Corporate Trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "12.5% Notes" means the Company's 12.5% Senior Secured Notes
Due 2006 issued under the indenture dated as of June 27, 2001, among the
Company, the Subsidiary Guarantors named therein and State Street Bank and Trust
Company, as trustee, and outstanding on the Issue Date.

                                                                              28

                  "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that is designated after the
         Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 and is not thereafter redesignated as a
         Restricted Subsidiary as permitted pursuant thereto; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the
United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital
Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a
Restricted Subsidiary all the Voting Stock of which (except directors'
qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                  SECTION 1.02. Other Definitions.

                                    Term                Defined in Section
"Affiliate Transaction"................................               4.08
"Asset Sales Prepayment Offer".........................               4.06
"Bankruptcy Law".......................................               6.01
"Change of Control Offer"..............................               4.12
"Change of Control Payment Date".......................               4.12
"Change of Control Purchase Price".....................               4.12
"covenant defeasance option"...........................               8.01
"Custodian"............................................               6.01
"Exchange Security"....................................         Appendix A
"Global Security"......................................         Appendix A
"legal defeasance option"..............................               8.01

                                                                              29

"Offer Amount".........................................               4.06
"Offer Period".........................................               4.06
"OID"..................................................               2.01
"Original Securities"..................................               2.01
"Paying Agent".........................................               2.04
"Purchase Date"........................................               4.06
"Registered Exchange Offer"............................         Appendix A
"Registrar"............................................               2.04
"Registration Agreement"...............................         Appendix A
"Securities Custodian".................................         Appendix A
"Shelf Registration Statement".........................         Appendix A
"Surviving Person".....................................               5.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following
TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the
Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context
otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                                                                              30

                           (4) "including" means including without limitation;

                           (5) words in the singular include the plural and
                  words in the plural include the singular;

                           (6) unsecured Debt shall not be deemed to be
                  subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                           (7) the principal amount of any noninterest bearing
                  or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                           (8) the principal amount of any Preferred Stock shall
                  be the greater of (i) the maximum liquidation value of such
                  Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred
                  Stock.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. The
aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be substantially identical except as to denomination.

                  Subject to Section 2.03, the Trustee shall authenticate
Securities for original issue on the Issue Date in the aggregate principal amount of $150,000,000 (the "Original Securities"). With respect to any
Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of,
Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a Board Resolution, and subject to
Section 2.03, set forth, or determined in the manner provided in an Officers'
Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

                           (1) whether such Securities shall be issued as part
                  of a new or existing series of Securities and, if issued as part of a new series, the title of such Securities (which
                  shall distinguish the Securities of the series from Securities of any other series);

                                                                              31

                           (2) the aggregate principal amount of such Securities
                  to be authenticated and delivered under this Indenture, which may be issued for an unlimited aggregate principal amount
                  (except for Securities authenticated and delivered upon
                  registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section
                  2.07, 2.08, 2.09 or 3.06 or Appendix A and except for
                  Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                           (3) the issue price and issuance date of such
                  Securities, including the date from which interest on such
                  Securities shall accrue;

                           (4) if applicable, that such Securities shall be
                  issuable in whole or in part in the form of one or more Global
                  Securities and, in such case, the respective depositories for such Global Securities; the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in
                  Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities
                  registered; and any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the depository for such Global Security or a
                  nominee thereof; and

                           (5) if applicable, that such Securities shall not be
                  issued in the form of Initial Securities subject to Appendix
                  A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                  SECTION 2.02. Form and Dating. Provisions relating to the
Initial Securities of each series and the Exchange Securities are set forth in
Appendix A, which is hereby incorporated in and expressly made part of this
Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The
Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the
Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and
Exhibit A are part of the terms of this Indenture.

                  SECTION 2.03. Execution and Authentication. An Officer (and
for purposes of this Section 2.03, the term Officer shall include any Vice
President of the Company authorized by the Board of Directors) shall sign the
Securities for the Company by manual or facsimile signature.

                                                                              32

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time and from time to time after the execution and
delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such
Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.
The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in the city of New York where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency in the city of New York where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the
Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent"
includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The
Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and
Paying Agent in connection with the Securities.

                  SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to
each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent
(other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all

                                                                              33

money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as
Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying
Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the
Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such
Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the
Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the
Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the
Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the
Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in
accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive
Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate

                                       34

temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancellation. The Company at any time may
deliver Securities to the Trustee for cancellation. The Registrar and the Paying
Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the
Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are
Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the
Securities may use "CUSIP" numbers (if then generally in use) and, if so, the
Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to
Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any
Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 8 of the Securities, it shall notify the
Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to either paragraph
5 or paragraph 8 of the Securities.

                                                                              35

                  The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date unless the
Trustee consents to a shorter period. Such notice shall be accompanied by an
Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to paragraph 5 of the
Securities, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The
Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the
Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000.
Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption
                  price;

                           (5) if fewer than all the outstanding Securities are
                  to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                           (6) that, unless the Company defaults in making such
                  redemption payment, interest on Securities (or portion
                  thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the
                  Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                           (7) that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                                                                              36

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03 at least 45 days before the redemption date.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to or on the
redemption date, the Company shall deposit with the Paying Agent (or, if the
Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV.

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall
promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate per annum specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities, to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the
Exchange Act, the Company shall file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified

                                                                              37

in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S.
corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings;
provided further, however, that the Company shall be required also to provide to
Holders any such information, documents or reports that are not so filed. The
Company shall also comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

                           (1) after giving effect to the Incurrence of such
                  Debt and the application of the proceeds thereof, the
                  Consolidated Interest Coverage Ratio would be greater than (i)
                  if such Incurrence occurs within two years of the 11 1/4%
                  Notes Issue Date, 1.75 to 1.00 or (ii) if such Incurrence
                  occurs at any time thereafter, 2.00 to 1.00 provided that, if such Debt is Debt of a Restricted Subsidiary then,
                  simultaneously with the Incurrence of such Debt, the
                  Restricted Subsidiary executes and delivers a supplemental indenture providing for a full and unconditional Guarantee of payment of the Securities by such Restricted Subsidiary; or

                           (2) such Debt is Permitted Debt.

                  The term "Permitted Debt" is defined to include the following:

                  (a) Debt of the Company evidenced by the Original Securities and of Restricted Subsidiaries evidenced by guarantees relating to the
         Securities;

                  (b) Debt of the Company or a Restricted Subsidiary (including
         Guarantees thereof) (i) under any Credit Facilities, (ii) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback
         Transaction or an Equipment Financing Transaction, (iii) Incurred in
         respect of Capital Lease Obligations, (iv) Incurred pursuant to Debt
         Issuances or (v) Incurred by a Receivables Entity in a Qualified
         Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization
         Undertakings), provided that the aggregate principal amount of all such Debt in clauses (i) through (v) hereof at any one time outstanding together with the aggregate principal amount of all Debt described in clause (c)(ii) below shall not exceed the greater of (1)
         $2,500 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to Section 4.06 and
         (2) the sum of the amount equal

                                                                              38

         to (A) 60% of the book value of the inventory (determined using the first-in-first-out method of accounting) of the Company and the
         Restricted Subsidiaries and (B) 85% of the book value of the accounts receivables of the Company and the Restricted Subsidiaries, in each case as of the most recently ended quarter of the Company for which financial statements have been filed with the Commission;

                  (c) Debt of (i) the Company outstanding on the Issue Date
         evidenced by the 9 1/2% Notes and of Restricted Subsidiaries evidenced by Guarantees relating to the 9 1/2% Notes and (ii) the Company outstanding on the Issue Date evidenced by the 8.125% Notes and of
         Restricted Subsidiaries evidenced by guarantees relating to the 8.125%
         Notes;

                  (d) Debt of the Company outstanding on the Issue Date and
         evidenced by the 12.5% Notes and of Restricted Subsidiaries evidenced by Guarantees relating to the 12.5% Notes;

                  (e) Debt Incurred after the Issue Date in respect of Purchase
         Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of the
         Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

                  (f) Debt of the Company owing to and held by any consolidated
         Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any consolidated Restricted Subsidiary;
         provided, however, that any subsequent issue or transfer of Capital
         Stock or other event that results in any such consolidated Restricted
         Subsidiary ceasing to be a consolidated Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                  (g) Debt under Interest Rate Agreements entered into by the
         Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the
         Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.03;

                  (h) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (i) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or that Restricted
         Subsidiary and not for speculative purposes;

                                                                              39

                  (j) Debt in connection with one or more standby letters of credit, banker's acceptance, performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                  (k) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above or clauses (p) through (q) below;

                  (l) other Debt of the Company or a Restricted Subsidiary
         (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $400 million;

                  (m) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a
         Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this Section 4.03;

                  (n) Debt arising from the honoring by a bank or other
         financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five
         Business Days of its Incurrence;

                  (o) endorsements of negotiable instruments for deposit or
         collection or similar transactions in the ordinary course of business;

                  (p) Debt of the Company or a Restricted Subsidiary (including
         Guarantees thereof) Incurred in respect of Synthetic Leases or other
         Debt in an aggregate principal amount outstanding at any one time not to exceed $107 million;

                  (q) Debt in respect of Sale and Leaseback Transactions or Real
         Estate Financing Transactions involving only real property (and the related personal property) owned by the Company or a Restricted
         Subsidiary on the Issue Date in an aggregate principal amount outstanding at any one time not to exceed $150 million, provided that such Sale and Leaseback Transactions or Real Estate Financing
         Transactions may involve Property other than real property (and the related personal property) owned on the Issue Date to the extent the portion of the

                                                                              40

         Debt related to such Property is permitted by another provision of this
         Section 4.03 at the time of Incurrence;

                  (r) Debt in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

                  (s) Permitted Refinancing Debt Incurred in respect of Debt
         Incurred pursuant to clause (1) of the first paragraph of this Section
         4.03 and clauses (a), (c)(i), (d), (e), (k) and (q) above; and

                  (t) Debt arising from agreements of the Company or any
         Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a
         Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted
         Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Debt is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and
         (b) the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)
         actually received by the Company or such Restricted Subsidiary in connection with such disposition.

                  For purposes of determining compliance with this Section 4.03,
(1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses, (2) the
Company will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein and (3)
with respect to Debt permitted under clause (k) or (p) of the second paragraph of this Section 4.03 in respect of Synthetic Lease Obligations or Sale and
Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Debt as a Capital Lease Obligation shall not be deemed an Incurrence of such Debt; provided, however, that (x) all outstanding
Debt under the Senior Credit Facility immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this Section 4.03, (y) all outstanding obligations under the Synthetic Lease
Facility immediately following the Issue Date will be deemed to be Debt Incurred pursuant to clause (p) of the second paragraph of this Section 4.03 and (z) any
Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this Section

                                                                              41

4.03 to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

                  SECTION 4.04. Limitation on Restricted Payments. The Company
shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

                  (a) a Default or Event of Default shall have occurred and be continuing;

                  (b) the Company could not Incur at least $1.00 of additional
         Debt pursuant to clause (1) of the first paragraph of Section 4.03; or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                           (1) 50% of the aggregate amount of Consolidated Net
                  Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter that commences after the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the Commission (or if the aggregate amount of
                  Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

                           (2) 100% of Capital Stock Sale Proceeds; plus

                           (3) the sum of:

                                    (A) the aggregate net cash proceeds received
                           by the Company or any Restricted Subsidiary from the
                           issuance or sale after the Issue Date of convertible
                           or exchangeable Debt that has been converted into or
                           exchanged for Capital Stock (other than Disqualified
                           Stock) of the Company; and

                                    (B) the aggregate amount by which Debt
                           (other than Subordinated Obligations) of the Company
                           or any Restricted Subsidiary is reduced on the
                           Company's consolidated balance sheet after the Issue
                           Date upon the conversion or exchange of any Debt
                           (other than convertible or exchangeable debt issued
                           or sold after the Issue Date) for Capital Stock
                           (other than Disqualified Stock) of the Company;

                  excluding, in the case of clause (A) or (B):

                                    (x) any such Debt issued or sold to the
                           Company or a Subsidiary of the Company or an employee
                           stock ownership plan

                                                                              42

                           or trust established by the Company or any such
                           Subsidiary for the benefit of their employees; and

                                    (y) the aggregate amount of any cash or
                           other Property distributed by the Company or any
                           Restricted Subsidiary upon any such conversion or
                           exchange;

                  plus

                           (4) an amount equal to the sum of:

                                    (A) the net reduction in Investments in any
                           Person other than the Company or a Restricted
                           Subsidiary resulting from dividends, repayments of
                           loans or advances or other transfers of Property, in
                           each case to the Company or any Restricted Subsidiary
                           from such Person less the cost of the disposition of
                           such Investments; and

                                    (B) the portion (proportionate to the
                           Company's equity interest in such Unrestricted
                           Subsidiary) of the Fair Market Value of the net
                           assets of an Unrestricted Subsidiary at the time such
                           Unrestricted Subsidiary is designated a Restricted
                           Subsidiary;

         provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in
         such Person.

         Notwithstanding the foregoing limitation, the Company may:

                  (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or
         Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated
         Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

                           (1) such purchase, repurchase, redemption, legal
                  defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                                                                              43

                           (2) the Capital Stock Sale Proceeds from such
                  exchange or sale shall be excluded from the calculation
                  pursuant to clause (c)(2) above;

                  (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted
         Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (d) so long as no Default or Event of Default shall have
         occurred or be continuing, declare and pay dividends to the holders of
         Series D Preferred Stock, Class A Cumulative Preferred Stock, Class C
         Cumulative Preferred Stock and Class D Cumulative Preferred Stock
         outstanding on the Issue Date or issued after the Issue Date solely in payment of dividends on the same class of stock; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (e) so long as no Default or Event of Default has occurred and is continuing the repurchase or other acquisition of shares of or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the
         Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock;
         provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10 million; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

                  (f) make payments not to exceed $1 million in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;
         provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

                  (g) make any other Restricted Payments not to exceed an
         aggregate amount of $25 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted
         Payments.

                  SECTION 4.05. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property
(including Capital Stock of a Restricted Subsidiary), whether owned at the Issue
Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the
Securities will be secured by such Lien equally and

                                                                              44

ratably with (or prior to) all other Debt of the Company or any Restricted
Subsidiary secured by such Lien.

                  Notwithstanding anything in the preceding paragraph, the
aggregate principal amount of all Secured Debt at any one time outstanding under clauses (b), (c), (l) and (s) (as it relates to clause (c)(i)) of Section 4.03 shall not exceed the aggregate amount of Debt that at such time may be outstanding at any one time under such clauses (b), (c)(ii) and (l).

                  SECTION 4.06. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                  (a) the Company or such Restricted Subsidiary receives
         consideration at the time of such Asset Sale at least equal to the Fair
         Market Value of the Property subject to such Asset Sale;

                  (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

                  (c) the Company delivers an Officers' Certificate to the
         Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

                  The Net Available Cash (or any portion thereof) from Asset
Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (a) to Repay the Credit Facilities, the 12.5% Notes, the 9
         1/2% Notes, the 8.125% Notes or any other Debt of the Company or any
         Restricted Subsidiary secured by a Lien on Property of the Company or any Restricted Subsidiary of the Company (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

                  (b) to reinvest in Additional Assets or Expansion Capital
         Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net
         Available Cash received by the Company or another Restricted
         Subsidiary); provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets or Expansion Capital
         Expenditures of the Company.

                  Pending application of Net Available Cash pursuant to this
Section 4.06, which shall not be required in respect of an Asset Sale if the Net
Available Cash from such Asset Sale is less than $1 million, such Net Available
Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. If the Net Available Cash from an Asset
Sale equals or exceeds $1 million, any Net Available Cash from such Asset Sale not applied in accordance with the

                                                                              45

preceding paragraph within 270 days from the date of the receipt of such Net
Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute
"Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available
Cash shall also constitute "Excess Proceeds".

                  When the aggregate amount of Excess Proceeds exceeds $20.0 million (taking into account income earned on such Excess Proceeds, if any), the
Company will be required to make an offer to purchase (the "Asset Sales
Prepayment Offer") the Securities which offer shall be in the amount of the
Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures
(including prorating in the event of oversubscription) set forth in this
Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all
Holders have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  The term "Allocable Excess Proceeds" will mean the product of:

                  (a) the Excess Proceeds and

                  (b) a fraction,

                           (1) the numerator of which is the aggregate principal
                  amount of the Securities outstanding on the date of the Asset
                  Sales Prepayment Offer, and

                           (2) the denominator of which is the sum of the
                  aggregate principal amount of the Securities outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari
                  passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.06 and requiring the
                  Company to make an offer

                                                                              46

                  to purchase such Debt or otherwise repay such Debt at
                  substantially the same time as the Asset Sales Prepayment
                  Offer.

                  Within five Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the
"Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                  Not later than the date upon which written notice of an Asset
Sales Prepayment Offer is delivered to the Trustee as provided above, the
Company shall deliver to the Trustee an Officers' Certificate as to (i) the
amount of the Asset Sales Prepayment Offer (the "Offer Amount"), (ii) the
allocation of the Net Available Cash from the Asset Sales pursuant to which such
Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of clause (b) of the second paragraph of this Section 4.06. On or before the Purchase Date, the Company shall also irrevocably deposit with the
Trustee or with the Paying Agent (or, if the Company or a Wholly Owned
Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary
Cash Investments (other than in those enumerated in such clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the
Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the
Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the
Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the
Company to the Trustee is less than the Offer Amount, the Trustee or the Paying
Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  Holders electing to have a Security purchased shall be
required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three
Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one
Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the
Company shall select the Securities to be purchased on a pro rata basis for all
Securities (with such adjustments as may be deemed

                                                                              47

appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an
Officers' Certificate stating that such Securities are to be accepted by the
Company pursuant to and in accordance with the terms of this Section 4.06. A
Security shall be deemed to have been accepted for purchase at the time the
Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

                  SECTION 4.07. Limitation on Restrictions on Distributions from
Restricted Subsidiaries. The Company shall not, and shall not permit any
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted
Subsidiary to:

                  (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted
         Subsidiary;

                  (b) make any loans or advances to the Company or any other
         Restricted Subsidiary; or

                  (c) transfer any of its Property to the Company or any other
         Restricted Subsidiary.

                  The foregoing limitations will not apply:

                           (1) with respect to clauses (a), (b) and (c), to
                  restrictions:

                                    (A) in effect on the Issue Date;

                                    (B) relating to Debt of a Restricted
                           Subsidiary and existing at the time it became a
                           Restricted Subsidiary if such restriction was not
                           created in connection with or in anticipation of the
                           transaction or series of transactions pursuant to
                           which such Restricted Subsidiary became a Restricted
                           Subsidiary or was acquired by the Company;

                                                                              48

                                    (C) that result from the Refinancing of Debt
                           Incurred pursuant to an agreement referred to in
                           clause (1)(A) or (B) above or in clause (2)(A) or (B)
                           below, provided such restriction is no less favorable
                           to the Holders in any material respect, as reasonably
                           determined by the Board of Directors (as evidenced by
                           a Board Resolution), than those under the agreement
                           evidencing the Debt so Refinanced;

                                    (D) resulting from the Incurrence of any
                           Permitted Debt permitted pursuant to Section 4.03,
                           provided that (i) the restriction is no less
                           favorable to the Holders in any material respect, as
                           reasonably determined by the Board of Directors (as
                           evidenced by a Board Resolution), than the
                           restrictions of the same type contained in this
                           Indenture and (ii) the Board of Directors determines
                           (as evidenced by a Board Resolution) in good faith
                           that such restrictions will not impair the ability of
                           the Company to make payments of principal and
                           interest on the Securities when due;

                                    (E) existing by reason of applicable law; or

                                    (F) any contractual requirements incurred
                           with respect to Qualified Receivables Transactions
                           relating exclusively to a Receivables Entity that, in
                           the good faith determination of the Board of
                           Directors, are customary for Qualified Receivables
                           Transactions; and

                           (2) with respect to clause (c) only, to restrictions:

                                    (A) relating to Debt that is permitted to be
                           Incurred and secured without also securing the
                           Securities pursuant to Sections 4.03 and 4.05 that
                           limit the right of the debtor to dispose of the
                           Property securing such Debt;

                                    (B) encumbering Property at the time such
                           Property was acquired by the Company or any
                           Restricted Subsidiary, so long as such restriction
                           relates solely to the Property so acquired and was
                           not created in connection with or in anticipation of
                           such acquisition;

                                    (C) resulting from customary provisions
                           restricting subletting or assignment of leases or
                           customary provisions in other agreements that
                           restrict assignment of such agreements or rights
                           thereunder; or

                                    (D) customary restrictions contained in
                           agreements relating to the sale or other disposition
                           of Property limiting the transfer of such Property
                           pending the closing of such sale.

                                                                              49

                  SECTION 4.08. Limitation on Transactions with Affiliates. The
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an
"Affiliate Transaction"), unless:

                  (a) the terms of such Affiliate Transaction are:

                           (1) set forth in writing;

                           (2) in the best interest of the Company or such
                  Restricted Subsidiary, as the case may be; and

                           (3) no less favorable to the Company or such
                  Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

                  (b) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $25.0 million in any 12-month period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such
         Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this
         Section 4.08 as evidenced by a Board Resolution promptly delivered to the Trustee; and

                  (c) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $50.0 million in any 12-month period, the Company obtains a written opinion from an Independent
         Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted
         Subsidiaries, taken as a whole.

                  Notwithstanding the foregoing limitation, the Company or any
Restricted Subsidiary may enter into or suffer to exist the following:

                  (a) any transaction or series of transactions between the
         Company and one or more Restricted Subsidiaries or between two or more
         Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an
         Affiliate of the Company (other than a Restricted Subsidiary);

                  (b) any Restricted Payment permitted to be made pursuant to
         Section 4.04 or any Permitted Investment (other than pursuant to clauses (a)(iii), (b), (g), (h), (i), or (l) of the definition of
         "Permitted Investment");

                                       50

                  (c) the payment of compensation (including amounts paid
         pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

                  (d) loans and advances to employees made in the ordinary
         course of business and consistent with the past practices of the
         Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million in the aggregate at any one time outstanding;

                  (e) any transaction effected as part of a Qualified
         Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit
         Facilities" and permitted under clause (b) of Section 4.03;

                  (f) payments of customary fees by the Company or any of its
         Restricted Subsidiaries to Leonard Green & Partners L.P. or any of its
         Affiliates made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including in connection with acquisitions or divestitures, which are approved by a majority of the
         Board of Directors in good faith;

                  (g) if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of the
         Company or any of its Restricted Subsidiaries; and

                  (h) any agreement as in effect on the Issue Date or any
         amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby.

                  SECTION 4.09. Limitation on Guarantees by Restricted
Subsidiaries. The Company shall not permit any Restricted Subsidiary to
Guarantee the payment of any Debt or Capital Stock of the Company (other than
Guarantees of Debt incurred under clause (a), (b), (c), (d), (l) or (p) of the second paragraph of Section 4.03 or Guarantees permitted pursuant to clause (j)
of the second paragraph of Section 4.03 or Guarantees permitted by clause (s) of the second paragraph of Section 4.03 as it relates to clause (c) or (d) of the second paragraph of Section 4.03), except that a Restricted Subsidiary may
Guarantee Debt of the Company provided that:

                  (a) such Debt and the Debt represented by such Guarantee is permitted by Section 4.03;

                  (b) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a
         Guarantee of payment of

                                       51

         the Securities by such Restricted Subsidiary and such Guarantee of Debt of the Company:

                           (1) unless such Debt is a Subordinated Obligation,
                  shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than) such Restricted Subsidiary's Guarantee with respect to the Securities; and

                           (2) if such Debt is a Subordinated Obligation, shall
                  be subordinated in right of payment to such Restricted
                  Subsidiary's Guarantee with respect to the Securities to at least the same extent as such Debt is subordinated to the
                  Securities; and

                  (c) such Restricted Subsidiary shall deliver to the Trustee an
         Opinion of Counsel to the effect that:

                           (1) such Guarantee of the Securities has been duly
                  executed and authorized; and

                           (2) such Guarantee of the Securities constitutes a
                  valid, binding and enforceable obligation of such Restricted
                  Subsidiary, except insofar as enforcement thereof may be
                  limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers)
                  and except insofar as enforcement thereof is subject to
                  general principles of equity.

                  SECTION 4.10. Limitation on Sale and Leaseback Transactions.
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

                  (a) the Company or such Restricted Subsidiary would be
         entitled to:

                           (1) Incur Debt in an amount equal to the Attributable
                  Debt with respect to such Sale and Leaseback Transaction
                  pursuant to Section 4.03; and

                           (2) create a Lien on such Property securing such
                  Attributable Debt without also securing the Securities
                  pursuant to Section 4.05; and

                  (b) such Sale and Leaseback Transaction is effected in
         compliance with Section 4.06; provided that such Sale and Leaseback
         Transaction constitutes an Asset Sale.

                  SECTION 4.11. Designation of Restricted and Unrestricted
Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                                                                              52

                  (a) the Subsidiary to be so designated does not own any
         Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; and

                  (b) either:

                           (1) the Subsidiary to be so designated has total
                  assets of $1,000 or less; or

                           (2) such designation is effective immediately upon
                  such entity becoming a Subsidiary of the Company.

                  Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted
Subsidiary; provided, however, that such Subsidiary shall not be designated a
Restricted Subsidiary and shall be automatically classified as an Unrestricted
Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in the first sentence of the preceding
paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted
Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any
Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

                  The Board of Directors may designate any Unrestricted
Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  Any such designation or redesignation by the Board of
Directors will be evidenced to the Trustee by filing with the Trustee a Board
Resolution giving effect to such designation or redesignation and an Officers'
Certificate that:

                  (a) certifies that such designation or redesignation complies with the foregoing provisions; and

                  (b) gives the effective date of such designation or
         redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

                                       53

                  SECTION 4.12. Change of Control. (a) Upon the occurrence of a
Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the purchase date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the
Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to redemption.

                  (b) Within 30 days following any Change of Control, the
Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the
United States and (ii) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) the circumstances and relevant facts regarding the Change of Control (including, to the extent reasonably practicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and
(D) the procedures that Holders must follow in order to tender their Securities
(or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three
Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the
Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                  (d) On or prior to the Change of Control Payment Date, the
Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying
Agent, segregate and hold in trust) in cash an amount equal to the Change of
Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.12. On the Change of
Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are

                                       54

to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent,
as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

                  SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. The
Company shall not merge, consolidate or amalgamate with or into any other Person
(other than a merger of a Wholly Owned Restricted Subsidiary into the Company)
or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (a) the Company will be the surviving Person (the "Surviving
         Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be a corporation organized and existing under the laws of the United
         States of America, any State thereof or the District of Columbia;

                  (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

                  (c) in the case of a sale, transfer, assignment, lease,
         conveyance or other disposition of all or substantially all the
         Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                                                                              55

                  (d) immediately before and after giving effect to such
         transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any
         Debt that becomes, or is anticipated to become, an obligation of the
         Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the
         Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.03 or (ii) the Surviving Person would have a Consolidated
         Interest Coverage Ratio which is not less than the Consolidated
         Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

                  (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the
         Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of:

                  (a) a sale, transfer, assignment, conveyance or other
         disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety); or

                  (b) a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Securities.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. The following events shall be
"Events of Default":

                           (1) the Company fails to make the payment of any
                  interest on any of the Securities when the same becomes due and payable, and such failure continues for a period of 30 days;

                                                                              56

                           (2) the Company fails to make the payment of any
                  principal of, or premium, if any, on any of the Securities when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                           (3) the Company fails to comply with Article V;

                           (4) the Company fails to comply with any covenant or
                  agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (1), (2)
                  or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

                           (5) a default under any Debt by the Company or any
                  Restricted Subsidiary that results in acceleration of the
                  final maturity of such Debt, or the failure to pay any such
                  Debt at final maturity (giving effect to applicable grace
                  periods), in an aggregate amount in excess of $35,000,000 or its foreign currency equivalent at the time;

                           (6) the Company or any Significant Subsidiary
                  pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case;

                                    (B) consents to the entry of an order for
                           relief against it in an involuntary case;

                                    (C) consents to the appointment of a
                           Custodian of it or for any substantial part of its
                           property; or

                                    (D) makes a general assignment for the
                           benefit of its creditors;

                  or takes any comparable action under any foreign laws relating to insolvency;

                           (7) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company or any
                           Significant Subsidiary in an involuntary case;

                                    (B) appoints a Custodian of the Company or
                           any Significant Subsidiary or for any substantial
                           part of its property; or

                                    (C) orders the winding up or liquidation of
                           the Company or any Significant Subsidiary;

                  and in each such case the order or decree remains unstayed and in effect for 45 days; or

                                                                              57

                           (8) any judgment or judgments for the payment of
                  money in an aggregate amount in excess of $35,000,000 or its foreign currency equivalent at the time is rendered against the Company or any Restricted Subsidiary and shall not be
                  waived, satisfied or discharged for any period of 30
                  consecutive days during which a stay of enforcement shall not be in effect.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time would become an
Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default with
respect to the Securities (other than an Event of Default specified in Section
6.01(6) or (7) with respect to the Company) shall have occurred and be continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be immediately due and payable the principal amount at maturity of all the Securities then outstanding, plus accrued but unpaid interest to the date of acceleration on all the
Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or 6.01(7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind and annul such declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                                                                              58

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not
possess any of the Securities or does not produce any of them in the proceeding.
A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a
majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Holder affected. When a
Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the
Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action or following any direction hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) such Holder shall have previously given to the
                  Trustee written notice of a continuing Event of Default;

                           (2) the Holders of at least 25% in aggregate
                  principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue a remedy; and

                           (3) the Trustee has failed to institute such
                  proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities
                  outstanding a direction inconsistent with such request, within
                  60 days after such notice, request and offer.

                                                                              59

                  The foregoing limitations on the pursuit of remedies by a
Holder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Holder may not use this
Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such
Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of
Default specified in Section 6.01(1) or (2) occurs and is continuing, the
Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee
may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the
         Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the
         Securities for principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                                                                              60

                  SECTION 6.11. Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company
(to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and
the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default
has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this
                  Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the
                  statements and the correctness of the opinions expressed
                  therein, upon certificates or opinions furnished to the
                  Trustee and conforming to the requirements of this Indenture.
                  However, the Trustee shall examine the certificates and
                  opinions to determine whether or not they conform to the
                  requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                                                                              61

                           (1) this paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the
                  pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in
                  accordance with a direction received by it pursuant to Section
                  6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
         Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the
         Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA, and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and
         Security Custodian.

                  (i) The Trustee shall not be deemed to have notice of a
         Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust
         Officer shall have actual knowledge thereof.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated
in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                                                                              62

                  (c) The Trustee may act through agents and shall not be
responsible for the misconduct or negligence of any agent appointed with due care and with the consent of the Company.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The permissive rights of the Trustee to do things
enumerated in this Indenture shall not be construed as a duty unless so specified herein.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the
Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default or Event of
Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after February 1 each year beginning with February 1, 2004, the Trustee shall mail to each Holder a brief report dated as of such February 1 that complies with TIA ss. 313(a), if and to the extent required by such subsection. The
Trustee shall also comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the
Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                                                                              63

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services.
The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.
Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the
Trustee through the Trustee's own wilful misconduct, negligence or bad faith.
The Company need not pay for any settlement made by the Trustee without the
Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a
Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the
Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities the outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee, provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Company shall remove the Trustee if:

                           (1) the Trustee fails to comply with Section 7.10;

                           (2) the Trustee is adjudged bankrupt or insolvent;

                           (3) a receiver or other public officer takes charge
                  of the Trustee or its property; or

                                                                              64

                           (4) the Trustee otherwise becomes incapable of
                  acting.

                  If the Trustee resigns or is removed by the Company or by the
Holders of a majority in aggregate principal amount of the Securities then outstanding, and such Holders do not reasonably promptly appoint a successor
Trustee, or if a vacancy exists in the office of Trustee for any reason (the
Trustee in such event being referred to herein as the retiring Trustee), the
Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the
Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such
Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                                                                              65

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have
(or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's)
most recent published annual report of condition. The Trustee shall comply with
TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against
Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding
Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding
Securities, including interest thereon to maturity or such redemption date
(other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this
Indenture shall, subject to Section 8.01(c), cease to be of further effect. The
Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel
and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any
time may terminate (i) all of its obligations under the Securities and this
Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and
the operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the
case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries)
and the limitations contained in Section 5.01 (e) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the
Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4)
(with respect to

                                       66

the covenants of Article IV identified in the immediately preceding paragraph),
6.01(5), 6.01(6), 6.01(7) and 6.01(8) (with respect only to Significant
Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in Section 5.01
(e).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may
exercise its legal defeasance option or its covenant defeasance option only if:

                           (1) the Company irrevocably deposits in trust with
                  the Trustee money or U.S. Government Obligations for the
                  payment of principal of and interest on the Securities to
                  maturity or redemption, as the case may be;

                           (2) the Company delivers to the Trustee a certificate
                  from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or
                  redemption, as the case may be;

                           (3) 123 days pass after the deposit is made and
                  during the 123-day period no Default specified in Section
                  6.01(7) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the
                  period;

                           (4) no Default or Event of Default has occurred and
                  is continuing on the date of such deposit and after giving effect thereto;

                           (5) such deposit does not constitute a default under
                  any other agreement or instrument binding on the Company;

                           (6) the Company delivers to the Trustee an Opinion of
                  Counsel to the effect that the trust resulting from the
                  deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                                                                              67

                           (7) in the case of the legal defeasance option, the
                  Company delivers to the Trustee an Opinion of Counsel stating that:

                                    (A) the Company has received from the
                           Internal Revenue Service a ruling; or

                                    (B) since the date of this Indenture there
                           has been a change in the applicable Federal income
                           tax law, to the effect, in either case, that, and
                           based thereon such Opinion of Counsel shall confirm
                           that, the Holders will not recognize income, gain or
                           loss for Federal income tax purposes as a result of
                           such defeasance and will be subject to Federal income
                           tax on the same amounts, in the same manner and at
                           the same time as would have been the case if such
                           defeasance has not occurred;

                           (8) in the case of the covenant defeasance option,
                  the Company shall have delivered to the Trustee an Opinion of
                  Counsel to the effect that the Holders will not recognize
                  income, gain or loss for Federal income tax purposes as a
                  result of such covenant defeasance and will be subject to
                  Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (9) the Company delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the
                  Securities as contemplated by this Article VIII have been
                  complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S.
Government Obligations through the Paying Agent and in accordance with this
Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

                                                                              68

                  SECTION 8.05. Indemnity for Government Obligations. The
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this
Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the
Trustee or Paying Agent is permitted to apply all such money or U.S. Government
Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the
Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                           (1) to cure any ambiguity, omission, defect or
                  inconsistency;

                           (2) to provide for the assumption by a successor
                  corporation of the obligations of the Company under this
                  Indenture in accordance with Article V;

                           (3) to provide for uncertificated Securities in
                  addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in
                  registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are
                  described in Section 163(f)(2)(B) of the Code;

                           (4) to add Guarantees with respect to the Securities
                  or to secure the Securities;

                           (5) to add to the covenants of the Company for the
                  benefit of the Holders or to surrender any right or power
                  herein conferred upon the Company;

                                                                              69

                           (6) to make any change to comply with any
                  requirements of the Commission in connection with the
                  qualification of this Indenture under the TIA; or

                           (7) to make any change that does not adversely affect
                  the rights of any Holder.

                  After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.
The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. With Consent of Holders. The Company, when
authorized by a Board Resolution, and the Trustee may amend this Indenture or the Securities and waive any past default or compliance with any provisions
(except, in the case of this Indenture, as provided in Section 6.04), with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder affected thereby, an amendment may not:

                           (1) reduce the amount of Securities whose Holders
                  must consent to an amendment or waiver;

                           (2) reduce the rate of or extend the time for payment
                  of interest on any Security;

                           (3) reduce the principal of or extend the Stated
                  Maturity of any Security;

                           (4) impair the right of any Holder to receive payment
                  of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the
                  enforcement of any payment on or with respect to such Holder's
                  Securities;

                           (5) reduce the premium payable upon the redemption of
                  any Security or change the time at which any Security may be redeemed in accordance with Article III;

                           (6) reduce the premium payable upon a Change of
                  Control or, at any time after a Change of Control has
                  occurred, amend the definition of "Change of Control" or
                  change the time at which any Change of Control Offer relating thereto must be made or at which the Securities must be
                  repurchased pursuant to such Change of Control Offer;

                           (7) at any time after the Company is obligated to
                  make an Asset Sales Prepayment Offer with the Excess Proceeds from Asset Sales,

                                       70

                  change the time at which such Asset Sales Prepayment Offer must be made or at which the Securities must be repurchased pursuant thereto;

                           (8) make any Security payable in money other than
                  that stated in the Security; or

                           (9) subordinate the Securities to any other
                  obligation of the Company.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder at such Holder's address appearing in the
Security Register a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A
consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent
Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an
amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such
Security to the Holder. Alternatively, if the Company or the Trustee so
determines, the Company in exchange for

                                                                              71

the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the
Trustee. If such amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter)
and addressed as follows:

                                    if to the Company:

                                    Rite Aid Corporation
                                    30 Hunter Lane
                                    Camp Hill, Pennsylvania 17011
                                    facsimile: 717-760-7867

                                    Attention of:  Robert B. Sari, Esq.

                                    if to the Trustee:

                                    BNY Midwest Trust Company

                                                                              72

                                    2 North LaSalle Street, Suite 1020
                                    Chicago, IL 60602
                                    facsimile: 312-827-8542

                                    Attention of: Corporate Trust

                  The Company or the Trustee by notice to the other may
designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the
Trustee, the Registrar and anyone else shall have the protection of TIA ss.
312(c).

                  SECTION 10.04. Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers' Certificate in form and substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any,
                  provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) except in the case of Section 3.01 under which an
                  opinion will not be required, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions
                  precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public
                  officials.

                  SECTION 10.05. Statements Required in Certificate or Opinion.
Each certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a statement that the individual making such
                  certificate has read such covenant or condition;

                                                                              73

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements contained in such certificate are based;

                           (3) a statement that, in the opinion of such
                  individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion
                  of such individual, such covenant or condition has been
                  complied with.

Each opinion with respect to compliance with a covenant or condition provided for in this Indenture shall be in form and substance reasonably satisfactory to the party requesting such opinion and the party giving such opinion.

                  SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 10.07. Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Holders. The
Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

                  SECTION 10.08. Governing Law. THIS INDENTURE AND THE
SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF
CONFLICTS OF LAW.

                  SECTION 10.09. No Recourse Against Others. A director,
officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this
Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                                                                              74

                  SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.12. Table of Contents; Headings. The table of
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                                                                              75

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           RITE AID CORPORATION,

                                           By
                                             -----------------------------------
                                              Name:
                                              Title:

                                           BNY MIDWEST TRUST COMPANY,

                                           By
                                             -----------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX A

           FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
            RULE 144A, TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
             RELIANCE ON REGULATION S AND, SUBJECT TO THE APPLICABLE
                 PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED
                                   INVESTORS.

                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

         1.  Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Definitive Security" means a certificated Initial Security or
Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 9.25% Senior Notes due 2013 to be issued pursuant to this Indenture in connection with a Registered Exchange
Offer pursuant to a Registration Agreement.

                  "IAI" means an institutional "accredited investor" as
described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Citigroup Global Markets Inc., J.P.
Morgan Securities Inc. and Fleet Securities, Inc.

                  "Initial Securities" means the 9.25% Senior Notes due 2013, to be issued from time to time, in one or more series as provided for in this
Indenture.

                  "Original Securities" means Initial Securities in the
aggregate principal amount of $150,000,000 issued on May 20, 2003.

                  "Private Exchange" means the offer by the Company, pursuant to
Section 1 of the Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange
Securities.

                  "Private Exchange Securities" means the 9.25% Senior Notes due
2013 to be issued pursuant to this Indenture in connection with a Private
Exchange pursuant to a Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated May
13, 2003, among the Company and the Initial Purchasers relating to the Original
Securities, or any similar agreement relating to any future sale of Initial
Securities by the Company.

                  "QIB" means a "qualified institutional buyer" as defined in
Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the
Securities Act.

                  "Registration Agreement" means the Exchange and Registration
Rights Agreement dated May 20, 2003, among the Company and the Initial
Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Initial Securities and the Exchange
Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a
Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial
Securities or Private Exchange Securities pursuant to the Registration
Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

         1.2  Other Definitions

                             Term                            Defined in Section
                             ----                            ------------------
"Agent Members"..............................................            2.1(b)
"Global Security"............................................            2.1(a)
"IAI Global Security"........................................            2.1(a)
"Regulation S"...............................................               2.1
"Regulation S Global Security"...............................            2.1(a)
"Rule 144A"..................................................               2.1
"Rule 144A Global Security"..................................            2.1(a)

         2.  The Securities

         2.1  Form and Dating

                  The Initial Securities will be offered and sold by the
Company, from time to time, pursuant to one or more Purchase Agreements. The
Initial Securities will be resold initially only to QIBs in reliance on Rule
144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and
IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfer set forth herein.

                  (a) Global Securities. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"), Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the "Regulation S Global Security") and, subject to
Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial
Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the
Company and authenticated by the Trustee as provided in this Indenture. The Rule
144A Global Security, IAI Global Security, and Regulation S Global Security are
collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such
Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depository ("Agent
Members") shall have no rights under this Indenture with respect to any Global
Security held on their behalf by the Depository or by the Trustee as Securities
Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the
Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository
or

impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1)
Original Securities for original issue in an aggregate principal amount of
$150,000,000, (2) additional Initial Securities, if and when issued, in an unlimited aggregate principal amount, and (3) the Exchange Securities or Private
Exchange Securities for issue only in a Registered Exchange Offer or a Private
Exchange, respectively, pursuant to a Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as
applicable, upon a written order of the Company signed by two Officers of the
Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be
Initial Securities or Exchange Securities.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive
Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal
         principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met;
provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written
         instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) if such Definitive Securities bear a restricted
         securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such
                  Holder to that effect; or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in
                  accordance with Rule 144 under the Securities Act or in
                  reliance upon another exemption from the registration
                  requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the
                  Initial Security) and (ii) if the Company so requests, as
                  provided in the form set forth on the reverse of the Initial
                  Security, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

                  (b) Transfer and Exchange of Global Securities. (i) The
transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global
Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the
Depository to be credited with a beneficial interest in the Global Security, and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit B hereto.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another
         Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the
         Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A
         (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor
         Depository.

                  (iv) In the event that a Global Security is exchanged for
         Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf
         Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance

         with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A,
         Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (c)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER
                  HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF
                  THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR
                  OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF
                  THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR
                  (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING
                  OF RULE 144 OF THE SECURITIES ACT) OF THE COMPANY AT ANY TIME
                  DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER,
                  IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS
                  THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A
                  UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE
                  SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
                  WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN
                  ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER
                  TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER
                  TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED
                  BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF
                  TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE
                  TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE
                  SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE
                  SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
                  TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF
                  THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED
                  INVESTOR" AS

                  DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE
                  SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE
                  TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF
                  THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT
                  PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY
                  BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY
                  THE TRANSFEREE TO THE COMPANY AND TRUSTEE, (5) PURSUANT TO AN
                  EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED
                  BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6)
                  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
                  SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE
                  SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN
                  INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES
                  THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH
                  CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY
                  REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY
                  COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF,
                  BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE
                  BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED
                  INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2)
                  PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL
                  DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY),
                  THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS
                  DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE
                  SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR
                  INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S.
                  PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN
                  ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF
                  RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO
                  THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
                  INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO
                  CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
                  RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted
         Security (including any Transfer Restricted Security represented by a
         Global Security) pursuant to Rule 144 under the Securities Act:

                       (A) in the case of any Transfer Restricted Security that
                  is a Definitive Security, the Registrar shall permit the
                  Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer
                  Restricted Security; and

                       (B) in the case of any Transfer Restricted Security that
                  is represented by a Global Security, the Registrar shall
                  permit the Holder thereof to exchange such Transfer Restricted
                  Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security,

in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities or Private
         Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such
         Initial Securities or Private Exchange Securities, all requirements pertaining to restricted securities legends on such Initial Security or such Private Exchange Security will cease to apply, and an Initial
         Security or Private Exchange Security, as the case may be, in global form without restricted security legends will be available to the transferee of the beneficial interests of such Initial Securities or
         Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an
         Officers' Certificate to the Trustee instructing the Trustee to issue
         Securities without restricted security legends.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted security legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any

         of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted security legends.

                  (d) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global
Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive
Securities, redeemed, repurchased or canceled, the principal amount of
Securities represented by such Global Security shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global
Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (e) Obligations with Respect to Transfers and Exchanges of
Securities.

                  (i) To permit registrations of transfers and exchanges, the
         Company shall execute and the Trustee shall authenticate Definitive
         Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.12 and 9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of
         transfer of any Security, the Company, the Trustee, the Paying Agent,
         the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such
         Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the
         Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange
         pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the
         Securities surrendered upon such transfer or exchange.

                  (f)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The
         Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Securities

                  (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global
Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the
Exchange Act, and a successor Depository is not appointed by the Company within
90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the
Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the
Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security,

an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a
Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct.
Any Definitive Security delivered in exchange for an interest in the Global
Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) The registered Holder of a Global Security may grant
proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events
specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL
SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS
SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS
SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE
RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF
THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER
THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 OF THE SECURITIES ACT)
OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH
TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS
SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT
("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS
GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE
OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS
DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH
REGULATION S UNDER THE SECURITIES ACT (AS

INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON
THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED
INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT
(AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF
TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR
INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE
OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE
COMPANY AND TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN
EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE
UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES
THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER
INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF
THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY
PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY
THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A
OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF
THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS
AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE
SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND
NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN
THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i)
OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND
TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT
MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

                                        2

                       [FORM OF FACE OF INITIAL SECURITY]

No.______                                                    [Up to]**$_________

                           9.25% Senior Note due 2013

                                                              CUSIP No. ________

                  RITE AID CORPORATION, a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [ ] Dollars]*
[as set forth on the Schedule of Increases or Decreases annexed hereto]** on
June 1, 2013.

                  Interest Payment Dates: June 1 and December 1, commencing on
December 1, 2003.

                  Record Dates:  May 15 and November 15.

------------------------

*  Insert for Definitive Securities.

** Insert for Global Securities. If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF
INCREASES OR DECREASES IN GLOBAL SECURITY".

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                           RITE AID CORPORATION,

                                           By
                                             ----------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

BNY MIDWEST TRUST COMPANY,

                  as Trustee, certifies
                  that this is one of
                  the Securities referred
                  to in the Indenture.

By:
   ----------------------------------
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9.25% Senior Note due 2013

1.  Interest

                  (a) RITE AID CORPORATION, a Delaware corporation (such
corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing
December 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May
20, 2003. Interest shall be computed on the basis of a 360-day year of twelve
30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate per annum borne by the
Securities to the extent lawful.

                  (b) Special Interest. The holder of this Security is entitled to the benefits of a Exchange and Registration Rights Agreement, dated as of May
20, 2003, among the Company and the Initial Purchasers named therein (the
"Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement.
In the event that (i) neither the Exchange Offer Registration Statement nor the
Shelf Registration Statement, as the case may be, is filed with the Commission on or prior to the date which is 90 days following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement or
the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the original issuance of the Securities, (iii) if the
Exchange Offer Registration Statement is declared effective, the Registered
Exchange Offer is not consummated on or prior to 210 days after the date of the original issuance of Securities, (iv) if the Company is required to file the
Shelf Registration Statement in accordance with Section 2 of the Registration
Agreement, the Company does not so file the Shelf Registration Statement on or prior to the 30th day after the Company's obligation to file such Shelf
Registration Statement arises, (v) the applicable Registration Statement is filed and declared effective but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof)
without being again effective within 30 days or being succeeded within 30 days by an additional Registration Statement filed and declared effective, provided that such 30-day period shall toll during a Suspension Period, or (vi) any
Suspension Periods exceed, in the aggregate, 75 days during any 365-day period
(each such event referred to in clauses (i) through (vi), a "Registration
Default"), the Company shall be obligated to pay Additional Interest from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum on the applicable principal amount of Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% with respect to each subsequent 90-day

period until all Registration Defaults have been cured, provided that the maximum additional rate may in no event exceed 0.50% per annum.

2.  Method of Payment

                  The Company will pay interest on the Securities (except
defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the
Depository. The Company will make all payments in respect of a Definitive
Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the
Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, BNY Midwest Trust Company, an Illinois trust
company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.
The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA").
Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are unsubordinated, unsecured obligations of the Company. This Security is one of the Original Securities referred to in the
Indenture issued in an aggregate principal amount of $150,000,000. The
Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that

                                       2

may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities. The Original Securities, such additional
Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the
Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the
Property of the Company.

5.  Optional Redemption

                  The Company may choose to redeem the Securities at any time.
If it does so, it may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture.

                  To redeem the Securities prior to June 1, 2008, the Company must pay a redemption price equal to 100% of the principal amount of the
Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date). Any notice to Holders of such a redemption needs to include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an Officers'
Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

                  "Applicable Premium" means, with respect to any Security on any redemption date, the greater of (i) 1.0% of the principal amount of such
Security and (ii) the excess of (A) the present value at such redemption date of
(1) the redemption price of such Security at June 1, 2008 (such redemption price being set forth in the table below) plus (2) all required interest payments due on such Security through June 1, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 75 basis points over (B) the principal amount of such Security.

                  "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve
Statistical Release H.15 (519) that has become publicly available at least two
Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2008; provided, however, that if the period from the redemption date to June 1, 2008 is less than one year, the weekly average yield on actually traded United States
Treasury securities adjusted to a constant maturity of one year shall be used.

                                       3

                  On and after June 1, 2008, the Company may redeem the
Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of
Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on June 1 of the years set forth below:

Redemption Period                                        Price
-----------------                                        -----
2008................................................     104.625%
2009................................................     103.083%
2010................................................     101.542%
2011 and thereafter.................................     100.000%

                  Notwithstanding the foregoing, at any time and from time to time prior to June 1, 2007, the Company may redeem up to 35% of the original aggregate principal amount of the Securities (including Securities issued after
May 20, 2003, if any) with the proceeds from one or more Equity Offerings by the
Company, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date
(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the
Securities (including Securities issued after May 20, 2003) remains outstanding.
Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  If the optional redemption date is on or after a record date and on or before the relevant Interest Payment Date, the accrued and unpaid interest if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to repurchase.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each
Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the

                                       4

redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof)
called for redemption.

8.  (a) Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder will have the right,
subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8.  (b)Prepayment Offer Upon Asset Sale

                  When the aggregate amount of Excess Proceeds exceeds $20.0 million (taking into account income earned on such Excess Proceeds, if any), the
Company will be required to make an offer to purchase (the "Asset Sales
Prepayment Offer") the Securities, which offer shall be in the amount of the
Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures
(including prorating in the event of oversubscription) set forth in the
Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all
Holders have been given the opportunity to tender their Securities for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in
denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the
Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

                                       5

11.  Unclaimed Money

                  If money for the payment of principal or interest remains
unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i)
the Indenture or the Securities may be amended without prior notice to any
Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the
Holders of at least a majority in principal amount of the outstanding
Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company in accordance with
Article V under the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section
163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Holder.

14.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the
Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or

                                       6

the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the
Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the
Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each
Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Successors

                  Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a
Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to
Minors Act).

                                       7

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on
Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                       8

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          as agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------

Date:                  Your Signature:
     -----------------                ----------------------

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1) [ ]  to the Company; or

         (2) [ ]  pursuant to an effective registration statement under the
                  Securities Act of 1933; or

         (3) [ ]  inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933)
                  that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933; or

         (4) [ ]  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in
                  compliance with Rule 904 under the Securities Act of 1933; or

         (5) [ ]  to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933)
                  that has furnished to the Trustee a signed letter containing certain

                  representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

         (6) [ ]  pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                              ----------------------------------
                                              Your Signature

Signature Guarantee:

Date:
     --------------------------------------   ----------------------------------
Signature must be guaranteed by a participant            Signature of
in a recognized signature guaranty medallion         Signature Guarantee
program or other signature guarantor
acceptable to the Trustee

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a
"qualified institutional buyer" within the meaning of Rule 144A under the
Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
     --------------------------------------   ----------------------------------
Signature must be guaranteed by a participant    NOTICE:  To be executed by
in a recognized signature guaranty medallion              an executive officer
program or other signature guarantor
acceptable to the Trustee

                                       2

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ].
The following increases or decreases in this Global Security have been made:

                                                                                  Signature of
                                                            Principal amount of   authorized
                 Amount of decrease    Amount of increase   this Global           signatory of
                 in Principal Amount   in Principal         Security following    Trustee or
Date of          of this Global        Amount of this       such decrease or      Securities
Exchange         Security              Global Security      increase              Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the
Company pursuant to Section 4.06 (Asset Sale) or 4.12 (Change of Control) of the
Indenture, check the box:

                                       / /

                  If you want to elect to have only part of this Security
purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, state the amount:

$

Date:                                  Your Signature:
     ------------------------------                   --------------------------
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    --------------------------------------
                    Signature must be guaranteed by a
                    participant in a recognized signature
                    guaranty medallion program or other
                    signature guarantor acceptable to the
                    Trustee.

                                    EXHIBIT A

                       [FORM OF FACE OF EXCHANGE SECURITY]

No.______                                                  [Up to]** $__________

                           9.25% Senior Note due 2013

                                                              CUSIP No. ________

                  RITE AID CORPORATION, a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [ ] Dollars]*
[as set forth on the Schedule of Increases or Decreases annexed hereto]** on
June 1, 2013.

                  Interest Payment Dates: June 1 and December 1, commencing on
December 1, 2003.

                  Record Dates:  May 15 and November 15.

----------------
         ** Insert for Global Securities. If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL
SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

         * Insert for Definitive Securities.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                         RITE AID CORPORATION,

                                         By
                                           -------------------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

BNY MIDWEST TRUST COMPANY,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

By:
   ---------------------------------
         Authorized Signatory

                                        2

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           9.25% Senior Note due 2013

1.  Interest

                  RITE AID CORPORATION, a Delaware corporation (such
corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing
December 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May
20, 2003. Interest shall be computed on the basis of a 360-day year of twelve
30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate per annum borne by the
Securities to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except
defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the
Depository. The Company will make all payments in respect of a Definitive
Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the
Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, BNY Midwest Trust Company, an Illinois trust
company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.
The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of May 20, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA").
Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are unsubordinated, unsecured obligations of the Company. This Security is one of the Original Securities referred to in the
Indenture issued in an aggregate principal amount of $150,000,000. The
Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities. The
Original Securities, such additional Initial Securities and the Exchange
Securities are treated as a single class of securities under the Indenture. The
Indenture imposes certain limitations on the ability of the Company and its
Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The
Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.  Optional Redemption

                  The Company may choose to redeem the Securities at any time.
If it does so, it may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture.

                  To redeem the Securities prior to June 1, 2008, the Company must pay a redemption price equal to 100% of the principal amount of the
Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date). Any notice to Holders of such a redemption needs to include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an Officers'
Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

                  "Applicable Premium" means, with respect to any Security on any redemption date, the greater of (i) 1.0% of the principal amount of such
Security and (ii) the excess of (A) the present value at such redemption date of
(1) the redemption price of

                                       2

such Security at June 1, 2008 (such redemption price being set forth in the table below) plus (2) all required interest payments due on such Security through June 1, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 75 basis points over (B) the principal amount of such Security.

                  "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve
Statistical Release H.15 (519) that has become publicly available at least two
Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2008; provided, however, that if the period from the redemption date to June 1, 2008 is less than one year, the weekly average yield on actually traded United States
Treasury securities adjusted to a constant maturity of one year shall be used.

                  On and after June 1, 2008, the Company may redeem the
Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of
Holders of record on the relevant record date to receive interest due on the relevant Interest Payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on June 1 of the years set forth below:

Redemption Period                                        Price
-----------------                                        -----
2008................................................     104.625%
2009................................................     103.083%
2010................................................     101.542%
2011 and thereafter.................................     100.000%

                  Notwithstanding the foregoing, at any time and from time to time prior to June 1, 2007, the Company may redeem up to 35% of the original aggregate principal amount of the Securities (including Securities issued after
May 20, 2003, if any) with the proceeds from one or more Equity Offerings by the
Company, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date
(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the
Securities (including Securities issued after May 20, 2003) remains outstanding.
Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  If the optional redemption date is on or after a record date and on or before the relevant Interest Payment Date, the accrued and unpaid interest if any, will be paid to the person or entity in whose name the Security is registered at the close of business on

                                       3

that record date, and no additional interest will be payable to Holders whose
Securities shall be subject to repurchase.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each
Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  (a) Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder will have the right,
subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8.  (b) Prepayment Offer Upon Asset Sale

                  When the aggregate amount of Excess Proceeds exceeds $20.0 million (taking into account income earned on such Excess Proceeds, if any), the
Company will be required to make an offer to purchase (the "Asset Sales
Prepayment Offer") the Securities, which offer shall be in the amount of the
Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures
(including prorating in the event of oversubscription) set forth in the
Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all
Holders have been given the opportunity to tender their Securities for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

                                       4

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in
denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption
(except, in the case of a Security to be redeemed in part, the portion of the
Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains
unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i)
the Indenture or the Securities may be amended without prior notice to any
Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the
Holders of at least a majority in principal amount of the outstanding
Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company in accordance with
Article V under the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the

                                       5

uncertificated Securities are issued in registered form for purposes of Section
163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Holder.

14.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the
Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the
Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each
Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                                       6

17.  Successors

                  Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a
Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to
Minors Act).

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on
Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                       7

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           as agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------

Date:                  Your Signature:
     -----------------                ----------------------

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the
Company pursuant to Section 4.06 (Asset Sale) or 4.12 (Change of Control) of the
Indenture, check the box:

                                       / /

                  If you want to elect to have only part of this Security
purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, state the amount:

$

Date:                  Your Signature:
     -----------------                ----------------------
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    --------------------------------------
                    Signature must be guaranteed by a
                    participant in a recognized signature
                    guaranty medallion program or other
                    signature guarantor acceptable to the
                    Trustee.

                                        2

                                                                       EXHIBIT B

                                     Form of
                       Transferee Letter of Representation

[Company]

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $[ ] principal amount of the 9.25% Senior Notes due 2013 (the "Securities") of Rite Aid
Corporation (the "Company").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ---------------------------------------

Address:
        ------------------------------------

Taxpayer ID Number:
                   -------------------------

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the
"Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the
Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the
Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule
144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and

to whom notice is given that the transfer is being made in reliance on Rule
144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities
Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e)
above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule
501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale
Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:                            ,
                                                   ----------------------------
                                             by:
                                                -------------------------------

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